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                                                               Exhibit (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH

                     All Outstanding Shares of Common Stock
               (Including Associated Rights to Purchase Series A
                     Junior Participating Preferred Stock)

                                       of

                           E.W. Blanch Holdings, Inc.

                                       at

                              $13.50 Net Per Share

                                       by

                         Barrel Acquisition Corporation

                     A Wholly-Owned Indirect Subsidiary of

                            Benfield Greig Group plc

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON FRIDAY, MAY 25, 2001, UNLESS THE OFFER IS EXTENDED.


                                                                  April 30, 2001

To Our Clients:

   Enclosed for your consideration is an offer to Purchase dated April 30, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Barrel Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned indirect subsidiary of Benfield Greig Group plc, a public limited company incorporated under the laws of England and Wales ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share of E.W. Blanch Holdings Inc. a Delaware corporation (the "Company") (including the associated rights to purchase Series A Junior Participating Preferred Stock) (the "Shares"), at a price of $13.50 per Share, net to the Seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/ Recommendation Statement on Schedule 14D-9.

   WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF THE SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the offer.

   Your attention is directed to the following:

     1. The offer price is $13.50 per Share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the offer.

     2. The Offer is being made for all outstanding Shares.
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     3. The Board of Directors of the Company has unanimously approved and adopted the Merger Agreement and the consummation by the Company of the transactions contemplated thereby. The Company's board determined that the offer and the merger and the purchase of the Shares contemplated by the offer, are advisable and fair to and in the best interests of the company and the stockholders of the company, and unanimously recommends that the stockholders of the Company accept the offer and tender their Shares pursuant to the offer.

     4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of April 15, 2001 (the "Merger Agreement"), among Parent, Purchaser and the Company pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly-owned indirect subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of Parent or the Company or by shareholders, if any, who are entitled to and properly exercise dissenters' rights under Delaware Law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

     5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MAY 25, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

     6. The offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the offer that number of Shares of common stock of the Company (including associated rights to purchase series a junior participating preferred stock) that would represent at least a majority of all outstanding Shares on the date of purchase, (ii) purchaser having obtained sufficient financing on terms and conditions satisfactory to it to enable consummation of the offer and the merger and (iii) the expiration or termination of any applicable waiting period, and the obtaining of any necessary consents, under the Hart-Scott-Rodino antitrust improvements act of 1976, as amended, and other relevant laws (including, without limitation, consent under the U.K. fair trading act of 1973 and the consent of the U.K. personal investment authority) before the expiration date of the offer. The offer is also subject to the satisfaction of certain other conditions. See Section 14-- "Certain Conditions of the Offer."

     7. Any stock transfer taxes with respect to the purchases of Shares by the Purchaser will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     8. Tendering shareholders whose Shares are registered in their own names and who tender Shares directly to the Depositary will not be obligated to pay brokerage fees or commissions to the Co-Dealer Managers. However, 31% federal income tax backup withholding may be required, unless an exemption is provided or unless the tendering shareholder provides the information and certification necessary to avoid backup withholding. See Instruction 9 of the Letter of Transmittal.

   Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

   If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

   Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by U.S. Trust Company of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any

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other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

   The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Bear, Stearns & Co. Inc., or Banc of America Securities LLC, the Co-Dealer Managers for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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                        Instructions With Respect to the
                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock
            (Including Associated Rights to Purchase Series A Junior
                         Participating Preferred Stock)

                                       of

                           E.W. Blanch Holdings, Inc.

                                       at

                              $13.50 Net Per Share

                                       by

                         Barrel Acquisition Corporation

                     A Wholly-Owned Indirect Subsidiary of

                            Benfield Greig Group plc

   The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated April 30, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $0.01 per share (the "Shares"), of E.W. Blanch Holdings, Inc., a Delaware corporation.

   This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.


 Number Of Shares to Be Tendered/1/

         Shares

                                   SIGN HERE

 Signature(s)

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 Please Type or Print Name(s)

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 Please Type or Print Address(es)

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 Area Code and Telephone Number

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 Taxpayer Identification or Social Security No.

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 Dated:

         , 2001

 -------
 /1/Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.


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